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                                  EXHIBIT 99.2

                          FRIEDE GOLDMAN HALTER, INC.


                                                                   PRESS RELEASE
                                                           For immediate release


                 FRIEDE GOLDMAN HALTER AND BOLLINGER SHIPYARDS
                    SIGN DEFINITIVE AGREEMENT REGARDING SALE
                         OF HALTER'S VESSEL REPAIR UNIT


GULFPORT, MS, MAY 31, 2000 - Friede Goldman Halter, Inc. (NYSE: FGH) today announced that it has signed a definitive agreement to sell its vessel repair unit to Bollinger Shipyards, Inc. of Lockport, LA for $80 million. The all-cash transaction, which is expected to be completed in July 2000, is structured as an asset sale and is subject to certain conditions including approval under the Hart Scott Rodino Act.

The vessel repair business being acquired by Bollinger is an operating unit of Halter Marine, Friede Goldman Halter's Vessel segment, and consists of five facilities devoted to vessel repair and maintenance that are located in Louisiana and Texas. Halter had increased its focus on the vessel repair business with the purchase in 1997 of three of the repair yards.

"This divestiture of our vessel repair unit is a result of an exhaustive and strategic review of all Friede Goldman Halter's operating assets and business activities," said J. L. Holloway, company chairman and chief executive officer. "We undertook to evaluate the strategic fit of each of our business lines. We determined that the vessel repair business did not fit our primary and long-term focus on large-scale offshore energy projects, highly complex commercial and government shipbuilding, and engineered products.

"The sale of our vessel repair unit also underscores our commitment to the new construction side of the vessel business," Holloway said. "Halter's extensive inventory of vessel designs and reputation for quality construction are very
valuable assets.   Halter has a 54-year history in designing and building ocean-
going vessels for offshore, government and other commercial applications. We plan to focus our six vessel construction shipyards on capitalizing on Halter's experience and its position as the fourth-largest shipbuilder in the United States," Holloway said.

"The completion of this $80 million transaction and an additional $33 million in tax refunds expected to be collected during 2000 are anticipated to provide significant additional liquidity for Friede Goldman Halter as it enters a strengthening marketplace," said John Alford, president and chief operating officer.

                                     -more-
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FRIEDE GOLDMAN HALTER
MAY 31, 2000
PAGE 2

"The sale of the vessel repair business also reduces the number of facilities that the company is actively operating, which was one of the goals of the merger. Since the merger was completed on November 3, Friede Goldman Halter has either sold or closed eight of its combined 24 domestic shipyards. Management believes that by concentrating production activities in fewer facilities, the company will be able to achieve meaningful incremental operating efficiencies and cost savings. In addition, we are projecting a significant decrease in selling, general and administrative expenses in 2000 and 2001 from 1999 levels," Alford concluded.

Friede Goldman Halter is a world leader in the design and manufacture of equipment for the maritime and offshore energy industries. Its operating units are Friede Goldman Offshore (construction, upgrade and repair of drilling units, mobile production units and offshore construction equipment), Halter Marine (construction and repair of ocean-going vessels for commercial and governmental markets), FGH Engineered Products Group (design and manufacture of cranes, winches, mooring systems and marine deck equipment), and Friede & Goldman Ltd. (naval architecture and marine engineering).


           FOR INFORMATION REGARDING THIS OR ANY OF OUR PRESS RELEASES, CONTACT:
                                                                JOHN S. HASTINGS
                                 Investor Relations and Corporate Communications
                                                                  (228) 897-4987

*Note: This press release includes certain statements that may be deemed to be "forward-looking statements" within the meaning of Section 27A of The Securities Act of 1933, as amended, and Section 21 E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Friede Goldman Halter expects, believes or anticipates will or may occur in the future, are forward-looking statements. These statements are based on certain assumptions and analyses made by Friede Goldman International Inc. in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Friede Goldman Halter and which are discussed in Friede Goldman Halter's Registration Statement on Form S-1, the 1999 Annual Report on Form 10-K, and the company's most recently filed Form 10-Q. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements.